EX99.B1a

                           PDC&J PERFORMANCE FUND
                             AMENDMENT NO. 1 TO
                            DECLARATION OF TRUST


                                 CERTIFICATE


     The undersigned Secretary of PDC&J Performance Fund certifies that the following resolutions were adopted by the Board of Trustees at a meeting held on June 25, 1993, were approved by the shareholders at a meeting held on August 20, 1993, and are in full force and effect:

"RESOLVED, that Section 3.1(c) of the Declaration of Trust be amended to read as follows:

          SECTION 3.1(C). TERM. Each Trustee shall serve as a Trustee during the lifetime of the Fund and until its termination as hereinafter provided, or until such Trustee sooner dies, resigns, retires or is removed. The Trustees may elect their own successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies.

FURTHER RESOLVED, that Section 3.1(e) of the Declaration of Trust be amended to read as follows:

          SECTION 3.1(E) REMOVAL. Any Trustee may be removed with or without cause at any time (i) by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective, (ii) by vote of the Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose, or (iii) by a declaration in writing signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the Fund's Custodian.

FURTHER RESOLVED, that Section 5.2 of the Declaration of Trust be amended to read as follows:

          SECTION 5.2. MEETINGS. Meetings (including meetings involving only the holders of Shares of one or more but less than all Series) of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as required by the provisions of the 1940 Act or as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any such meeting shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder's address as it appears on the records of the Fund. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written request by Shareholders holding at least 25% of the Shares then outstanding entitled to vote upon any matter requiring action by the Shareholders as provided herein or in the By-Laws that a meeting be called to consider such matter, then Shareholders holding at least 25% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. "

FURTHER RESOLVED, that Section 1.2(c) of the Declaration of Trust be amended to read as follows:

          SECTION 1.2(C). "Share" or "Shares" refers to the transferable unit or units of interest into which the beneficial interest in the Fund or any Series of the Fund (as the context may require) shall be divided from time to time;

FURTHER RESOLVED, that Section 1.2(i) of the Declaration of Trust be amended to read as follows:

          SECTION 1.2(I) "Series" refers to Series of Shares established and designated under or in accordance with the provisions of Article IV;

FURTHER RESOLVED, that Section 3.3(a) of the Declaration of Trust be amended to read as follows:

          SECTION 3.3(A). ADVISORV. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Fund or of the assets belonging to any Series of Shares of the Fund (as that phrase is defined in subsection
     (a) of Section 4.2), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

FURTHER RESOLVED, that Section 3.4 of the Declaration of Trust be amended to read as follows:

          SECTION 3.4. PAVMENT OF FUND EXPENSES AND COMPENSATION OF TRUSTEES. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Fund, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series and Sub-Series that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Fund's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Fund for their services as Trustees and may fix the amount of such compensation.

FURTHER RESOLVED, that Article IV of the Declaration of Trust be amended to read as follows:

                                 ARTICLE IV
                                   SHARES

          SECTION 4.1 DESCRIPTION OF SHARES. The beneficial interest in the Fund shall be divided into Shares, all without par value and of one class, but the Trustees shall have the authority from time to time to divide the class of Shares into two or more Series of Shares (including without limitation those Series specifically established and designated in Section 4.2), as they deem necessary or desirable, to establish and designate such Series, and to fix and determine the relative rights and preferences as between the different Series of Shares as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Series shall have separate voting rights or no voting rights. Except as aforesaid all Shares of the different Series shall be identical.

          The Shares of each Series may be issued or reissued from time to time in one or more sub-series ("Sub-Series"), as determined by the Board of Trustees pursuant to resolution. Each Sub-Series shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. All Shares within a Sub-Series shall be alike in every particular. All Shares of each Series shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions without distinction between the shares of different Sub-Series thereof, except with respect to such differences among such Sub-Series, as the Board of Trustees shall from time to time determine to be necessary or desirable, including differences in the rate or rates of dividends or distributions. The Board of Trustees may from time to time increase the number of Shares allocated to any Sub-Series already created by providing that any unissued Shares of the applicable Series shall constitute part of such Sub-Series, or may decrease the number of Shares allocated to any Sub-Series already created by providing that any unissued Shares previously assigned to such Sub-Series shall no longer constitute part thereof. The Board of Trustees is hereby empowered to
     classify or reclassify   from time to time any unissued Shares of each
     Series by fixing or altering the terms thereof and by assigning such unissued shares to an existing or newly created Sub-Series. Notwithstanding anything to the contrary in this paragraph the Board of Trustees is hereby empowered (i) to redesignate any issued Shares of any Series by assigning a distinguishing letter, number or title to such shares and (ii) to reclassify all or any part of the issued Shares of any Series to make them part of an existing or newly created Sub-Series.

          The number of authorized Shares and the number of Shares of each Series that may be issued is unlimited, and the Trustees may issue Shares of any Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Fund as provided in subsection (h) of Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Fund.

          The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.3.

          The establishment and designation of any Series of Shares in addition to those established and designated in Section 4.2, or of any Sub-Series of Shares, shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or Sub-Series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series or Sub-Series previously established and designated the Trustees may by an instrument executed by a majority of their number abolish that Series or Sub-Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

          Any Trustee, officer or other agent of the Fund, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series of the Fund to the same extent as if such person were not a Trustee, officer or other agent of the Fund; and the Fund may issue and sell or cause to be issued and sold and may purchase Shares of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series generally.

          SECTION 4.2 ESTABLISHMENT AND DESIGNATION OF SERIES. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate two Series of Shares: the "Analysts Stock Fund" and the "Analysts Fixed Income Fund". The Shares of these Series and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Sub-Series at the time of establishing and designating the same) have the following relative rights and preferences:

          (a) ASSETS BELONGING TO SERIES. All consideration received by the Fund for the issuance or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Fund. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

               The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

          (b) LIABILITIES BELONGING TO SERIES. The assets belonging to each particular Series and Sub-Series thereof shall be charged with the liabilities of the Fund in respect of that Series or Sub-Series and all expenses, costs, charges and reserves attributable to that Series or Sub-Series, and any general liabilities, expenses, costs, charges or reserves of the Fund which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series and Sub-Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series or Sub-Series are herein referred to as "liabilities belonging to" that Series or Sub-Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

          (c) DIVIDENDS. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the estimated income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, and except that if Sub-Series have been established for any Series, the rate of dividends or distributions may vary among such Sub-Series pursuant to resolution, which may be a
               standing resolution, of the Board of    Trustees. Such
               dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholderof the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of Section 4.2.

               The Fund intends to qualify each Series as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Fund, the Board of Trustees shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Trustees, to enable each Series to qualify as a regulated investment company and to avoid liability of the Series for federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Trustees to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of each Series for such tax.

          (d) LIQUIDATION. In event of the liquidation or dissolution of the Fund, the Shareholders of each Series or Sub-Series that has been established and designated shall be entitled to receive, as a Series or Sub-Series, when and as declared by the Trustees, the excess of the assets belonging to that Series or Sub-Series over the liabilities belonging to that Series or Sub-Series. The assets so distributable to the Shareholders of any particular Series or Sub-Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series or Sub-Series held by them and recorded on the books of the Fund. The liquidation of any particular Series or Sub Series may be authorized by vote of a majority of the Trustees then in office subject to the approval of a majority of the Outstanding voting Shares of that Series or Sub-Series, as defined in the 1940 Act.

          (e) VOTING. All shares of all Series shall have "equal voting rights" as such term is defined in the Investment Company Act of 1940 and except as otherwise provided by that Act or rules, regulations or orders promulgated thereunder. On each matter submitted to a vote of the Shareholders, each Series shall vote as a separate series except as to any matter with respect to which a vote of all Series voting as a single series is required by the 1940 Act or rules and regulations promulgated thereunder, or would be required under the Ohio General Corporation Law if the Fund were an Ohio corporation. As to any matter which does not affect the interest of a particular Series or Sub-Series, only the holders of Shares of the one or more affected Series or Sub-Series shall be entitled to vote.

          (f) REDEMPTION BY SHAREHOLDER. Each holder of Shares of a particular Series shall have the right at such times as may be permitted by the Fund, but no less frequently than once each week, to require the Fund to redeem all or any part of his Shares of that Series at a redemption price equal to the net asset value per Share of that Series next determined in accordance with subsection (h) of this Section 4.2 after the Shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Fund may make payment wholly or partly in securities or other assets belonging to the Series of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

               Notwithstanding the foregoing, the Fund may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series to require the Fund to redeem Shares of that Series during any period or at any time when and to the extent permissible under the 1940 Act, and such redemption is conditioned upon the Fund having funds or property legally available therefor.

          (g) REDEMPTION BY FUND. Each Share of each Series that has been established and designated is subject to redemption by the Fund at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.2:(a) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to all or any of the holders of the Shares, or any Series thereof, of the Fund, or (b) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Fund with respect to maintenance of Shareholder accounts of a minimum amount. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

          (h) NET ASSET VALUE. The net asset value per Share of any Series or Sub-Series shall be the quotient obtained by dividing the value of the net assets of that Series or Sub-Series (being the value of the assets belonging to that Series or Sub-Series less the liabilities belonging to that Series or Sub-Series) by the total number of Shares of that Series or Sub-Series outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

               The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series as dividends payable in additional Shares of that Series at the designated constant dollar amount and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Fund attributable to that Series his pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Fund shall be deemed to have agreed, by his investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

          (i) TRANSFER. All Shares of each particular Series shall be transferable, but transfers of Shares of a particular Series will be recorded on the Share transfer records of the Fund applicable to that Series only at such times as Shareholders shall have the right to require the Fund to redeem Shares of that Series and at such other times as may be permitted by the Trustees.

          (j) EQUALITY. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions permissible under this Section 4.2 that may exist with respect to Sub-Series of the same Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series.

          (k) FRACTIONS. Any fractional Share of any Series or Sub-Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series or Sub-Series, including with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Fund.

          (l) CONVERSION RIGHTS. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to convert said Shares into Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

          SECTION 4.3 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Fund or of a transfer or similar agent for the Fund, which books shall be maintained separately for the Shares of each Series that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series and Sub-Series held from time to time by each such Shareholder.

          SECTION 4.4 INVESTMENTS IN THE FUND. The Trustees may accept investments in the Fund from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

          SECTION 4.5 NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund.

          SECTION 4.6 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Fund shall not operate to terminate the Fund nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Fund or the Trustees, but only to the rights of said decedent under this Fund. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Fund property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Fund nor the Trustees, nor any officer, employee or agent of the Fund shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.


FURTHER RESOLVED, that Section 5.1 of the Declaration of Trust be amended to read as follows:

          SECTION 5.1. VOTING POWERS. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in
     Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Fund or any Series to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.3, (v) to the same extent as the stockholders of an Ohio-corporation for profit as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Fund or the Shareholders, and (vi) with respect to such additional matters relating to the Fund as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Fund with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of any Trustee or Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Fund receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

FURTHER RESOLVED, that Section 5.3 of the Declaration of Trust be amended to read as follows:

          SECTION 5.3. RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Fund), as the Trustees may determine; or without closing the transfer books the Trustees may f~x a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or (subject to any provisions permissible under subsection (c) of Section
     4.2 with respect to dividends or distributions on Shares that have not been ordered and/or paid for by the time or times established by the Trustees under the applicable dividend or distribution program or procedure then in effect) to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.


FURTHER RESOLVED, that Section 5.4 of the Declaration of Trust be amended to read as follows:

          SECTION 5.4. QUORUM AND REQUIRED VOTE. A majority of the Shares of each Series, or of all Series if voting as a single series is required, entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares voted, at a meeting of which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration or the By-Laws.

FURTHER RESOLVED, that Section 7.1 of the Declaration of Trust be amended to read as follows:

          SECTION 7.1. DURATION AND TERMINATION OF FUND. Unless terminated as provided herein, the Fund shall continue without limitation of time. The Fund may be terminated at any time by a majority of the Trustees then in office subject to a favorable vote of a majority of the outstanding voting Shares, as defined in the 1940 Act, of each Series voting separately by Series.

          Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Fund shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of subsection (d) of Section 4.2.

FURTHER RESOLVED, that Section 7.2 of the Declaration of Trust be amended to read as follows:

          SECTION 7.2. REORGANIZATION. The Trustees may sell, convey and transfer the assets of the Fund or the assets belonging to any one or more Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States or to the Fund to be held as assets belonging to another Series of the Fund, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Fund, Shares of such other Series) with such transfer being made subject to, or with the assumption by the transferee of, the liabilities of each Series the assets of which are so transferred; provided, however, that if shareholder approval is required by the 1940 Act, no assets belonging to any particular Series shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the 1940 Act, of that Series. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have been so transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all of the assets of the Fund have been so transferred, the Fund shall be terminated.

FURTHER RESOLVED, that Section 7.3 of the Declaration of Trust be amended to read as follows:

          SECTION 7.3. AMENDMENTS. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by an off~cer of the Fund pursuant to the vote of a majority of such Trustees), when authorized so to do by the vote, in accordance with subsectian (e) of
     Section 4.2, of Shareholders holding a majority of the Shares entitled to vote, except that amendments either (a) establishing and designating any new Series of Shares not established and designated in Section 4.2, or any SubSeries or (b) having the purpose of changing the name of the Fund or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision hereof which is internally inconsistent with any other provision hereof or which is defective or inconsistent with the 1940 Act or with the requirements of the Internal Revenue Code and applicable regulations for the Fund's obtaining the most favorable treatment thereunder available to regulated investment companies, shall not require authorization by Shareholder vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Fund to the effect that such amendment has been duly adopted.

FURTUER RESOLVED, that Section 6.2 of the Declaration of Trust be amended to read as follows:

          SECTION 6.2. TRUSTEE'S GOOD FAITH ACTION: EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Fund and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. Nothing stated herein is intended to detract from the protection accorded to Trustees by Ohio Revised Code Sections 1746.08 and 1701.59, as amended from time to time."


Date: August 20, 1993                   /S/ JAMES M. JOHNSON
                                        ----------------------------
                                        JAMES M. JOHNSON, Secretary